                                                                  Exhibit 10.409

                                ESCROW AGREEMENT
                           (WORK/LEASING COMMISSIONS)

     THIS ESCROW AGREEMENT (this "AGREEMENT") is made as of the 18 day of October, 2004, by and among ORIX HUNT DENTON VENTURE, an Illinois general partnership ("SELLER"), INLAND WESTERN DENTON CROSSING LIMITED PARTNERSHIP, an Illinois limited partnership ("PURCHASER"), and FIRST AMERICAN TITLE INSURANCE COMPANY ("ESCROW HOLDER").

                              W I T N E S S E T H:

     WHEREAS, Seller and Inland Real Estate Acquisitions, Inc., an Illinois corporation ("Inland"), entered into that certain Agreement of Purchase and Sale effective as of August 20, 2004, as the same has heretofore been amended by First Amendment to Agreement of Purchase and Sale dated September 17, 2004, (as so amended or otherwise amended, "SALE AGREEMENT"), for the purchase and sale of certain real property located in Denton, Texas, as more particularly described therein (the "PROPERTY").

     WHEREAS, Inland has assigned all of its right, title and interest in, to and under the Sale Agreement to Purchaser.

     WHEREAS, concurrently with the execution of this Agreement, Seller and Purchaser have entered into a License Agreement (the "LICENSE AGREEMENT"), a copy of which is attached hereto as EXHIBIT A and incorporated herein by this reference, pursuant to which Seller has agreed or has the right to perform certain Work (as defined in the Sale Agreement), as more particularly described in the License Agreement (the "WORK").

     WHEREAS, the Sale Agreement provides that Purchaser and Seller shall enter into an escrow agreement with Escrow Holder into which escrow Seller will deposit sufficient funds to pay for (a) the base rent, and estimated CAM, taxes and insurance for all Pending Initial Tenants for the initial term of their respective leases (the "INITIAL TENANT FUNDS"), (b) the pro-rata share of estimated CAM, taxes and insurance allocable to the Vacant Space for a period of the first 24 months after the Initial Closing (the "VACANT SPACE FUNDS"), (c) the unpaid leasing commissions (the "LEASING COMMISSIONS") set forth on EXHIBIT B attached hereto and made a part hereof (the "LEASING COMMISSION FUNDS") and
(d) Slippage (as defined in the Sale Agreement) (the "SLIPPAGE FUNDS").

        WHEREAS, the a portion of the Property is currently in Flood Zone AE (as determined by the Federal Emergency Management Agency). Seller is in the process of changing the determination to Flood Zone X (the "FLOOD ZONE RECLASSIFICATION"). A conditional change in determination has been issued, but the final change is pending. The parties have agreed that Seller shall place the sum of $15,400, less any amounts credited to Purchaser at the Initial Closing (as defined in the Sale Agreement) for the first year's premium on any flood insurance Purchaser must obtain (the "FLOOD ZONE FUNDS"), into the escrow created pursuant to this Agreement, such sum to be disbursed in accordance with the terms hereof.

     WHEREAS, the parties wish to provide for the terms upon which such funds shall be held, invested and distributed as hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated herein and made a part hereof), promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINED TERMS. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Sale Agreement.

     2. DELIVERY OF ESCROW DEPOSIT. Contemporaneously with the execution of this Agreement by the parties, Seller shall deposit into escrow (the "ESCROW") with Escrow Holder out of the Purchase Price proceeds the sum of $3,170,144 (the "DEPOSIT"), which amount represents $2,851,532 with respect to the Initial Tenant Funds, as more particularly set forth on EXHIBIT C attached hereto and made a part hereof, $237,617 with respect to the Vacant Space Funds as more particularly set forth on EXHIBIT C, $61,157 respect to the Leasing Commission Funds as more particularly set forth on EXHIBIT B, $13,438 with respect to the Slippage Funds, as more particularly set forth on Exhibit D attached hereto and made a part hereof and $15,400 with respect to the Flood Zone Funds. Escrow Holder agrees to hold, invest and distribute the Deposit in accordance with the terms and conditions of this Agreement. Seller shall have no liability with respect to payments for base rent, CAM, taxes or insurance for the Pending Initial Tenant Space or the Vacant Space, beyond the Deposit, other than as set forth in Section 5 hereof nor shall Seller have any liability with respect to Slippage beyond the deposit of the Slippage Funds.

     3. MAINTENANCE OF DEPOSIT. The Deposit shall be held in a federally insured interest bearing money market account or certificate of deposit (having a maturity not greater than 30 days) with a bank having a net worth in excess of $1,000,000,000 or such other institution as may be mutually agreed to by Purchaser and Seller. All accrued earnings on the Deposit shall first be allocated to the payment of the Escrow Holder's fee, and the amount of any remainder shall be paid to Seller Pursuant to the terms of this Agreement. Escrow Holder shall provide monthly statements to Purchaser and Seller of the principal and investment income accrued on the Deposit.

     4.   FUND DISTRIBUTION.

          4.1. LEASING COMMISSION FUNDS. The Leasing Commission Funds shall be disbursed solely to (i) reimburse Seller for the Leasing Commissions paid by Seller, and (ii) directly pay the costs of the Leasing Commissions. Two (2) business days following written certification delivered to Purchaser and Escrow Holder from Seller that the Leasing Commission is due, Escrow Holder shall promptly release and disburse to Seller, or at Seller's direction, to a third party entitled to the same, a portion of the Leasing Commission Funds equal to the amount requested in such written certification. Any remaining Leasing Commission Funds in this escrow after the Leasing Commissions have been paid shall be automatically disbursed to Seller.

          4.2. INITIAL TENANT FUNDS. The Initial Tenant Funds shall be disbursed to Purchaser on a monthly basis, based upon the monthly allocation of the same set forth on EXHIBIT C; provided, however, that upon a Pending Initial Tenant (or a replacement tenant meeting the criteria in Section 9 of the License Agreement) accepting its space "as-is" (subject only to punch-list items to be completed timely by Seller at Seller's sole cost and expense), taking total

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possession, opening for business and commencing paying full rental payments, including CAM, taxes and insurance on a pro-rata basis per its lease, all Initial Tenant Funds related to such space then remaining in the Escrow (subject to the provisions of Section 9 of the License Agreement) shall be promptly disbursed to Seller. Purchaser shall deliver a written authorization to the title company authorizing such disbursement of funds no later than two (2) business days after its receipt of the first full monthly payment from any applicable tenant. If any Initial Tenant Funds remain in the Escrow at the expiration of the six (6) year license term and any tenant, whether procured by Seller or Purchaser, accepts any portion of the Pending Initial Tenant Space to which such Initial Tenant Funds relate, "as-is" (subject to punch-list items to be timely completed by the landlord), takes total possession, opens for business and commences paying any portion of base rent, CAM taxes and insurance ("Replacement Tenant Payments"), an amount equal to the Replacement Tenant Payments payable by such tenant over the term of its lease, for which Seller would otherwise be responsible hereunder shall be released and delivered to Seller from the Escrow. If any Vacant Space Funds are in the Escrow at the expiration of the twenty-four (24) month license period, such funds shall promptly be released to Seller. A tenant shall be deemed to have accepted its space "as-is" (subject only to punch-list items to be completed timely by Seller at Seller's sole cost and expense), taken total possession, opened for business and commenced paying full rental payments, including CAM, taxes and insurance on a pro-rata basis per its lease if such tenant would have done so, but for any delay caused by acts or omissions of Purchaser.

          4.3. VACANT SPACE FUNDS. Upon completion of the Vacant Space, such that the denominator for calculating tenants' pro-rata share of CAM, taxes and insurance, is increased to include such completed Vacant Space (the date on which such increase takes place, the "DENOMINATOR CHANGE DATE"), (a) a portion of the Vacant Space Funds relating to the period of time from the Initial Closing Date to the Denominator Change Date shall be disbursed to Seller and (b) the remaining Vacant Space Funds shall be disbursed to Purchaser on a monthly basis, based upon the monthly allocation of the same set forth on Exhibit C; provided, however, that upon the tenant of all or a portion of the Vacant Space accepting their space "as-is" (subject only to punch-list items to be completed timely by Seller at Seller's sole cost and expense), taking total possession, opening for business and commencing paying full rental payments, including CAM, taxes and insurance on a pro-rata basis per their respective leases, all Vacant Space Funds related to such space then remaining in the Escrow shall be promptly disbursed to Seller. Purchaser shall deliver a written authorization to the title company authorizing such disbursement of funds no later than two (2) business days after its receipt of the first full monthly payment from any applicable tenant. If any Vacant Space Funds are in the Escrow at the expiration of the twenty-four (24) month license period, such funds shall promptly be released to Seller. A tenant shall be deemed to have accepted its space "as-is" (subject only to punch-list items to be completed timely by Seller at Seller's sole cost and expense), taken total possession, opened for business and commenced paying full rental payments, including CAM, taxes and insurance on a pro-rata basis per its lease if such tenant would have done so, but for any delay caused by acts or omissions of Purchaser.

          4.4. SLIPPAGE FUNDS. The Slippage Funds shall be disbursed to Purchaser at such time as Purchaser has reconciled all CAM, taxes and insurance reimbursements for calendar year 2004 with all tenants at the Property, if, and only if the Slippage reflected on EXHIBIT D attached hereto and made a part hereof, actually exists after such reconciliation and Purchaser does not have the right to recover such Slippage from tenants at the Property. Purchaser shall, no later than ten (10) days after Purchaser has reconciled all CAM, taxes and insurance reimbursements at the Property for calendar year 2004, deliver a written statement to Seller and Escrow Holder (a "Slippage Statement") indicating that the foregoing conditions to disbursement of the Slippage funds have been met, along with the amount of such disbursement and supporting information evidencing Slippage in such amount. Seller shall, within seven (7) business days of receipt of the Slippage Statement, either deliver an authorization to Escrow Holder to release all or a portion of the Slippage Funds in the amount set forth in the Slippage Statement, or deliver to Purchaser an objection to the Slippage Statement, stating the nature of Seller's objection. If Seller delivers an objection, Purchaser and Seller shall reasonably cooperate to determine the amount, if any, that should be disbursed from the Escrow with respect to such Slippage Notice. If any Slippage Funds remain in the Escrow after June 30, 2005, Escrow Holder shall immediately release the same to Seller, unless such Slippage Funds are the subject of an unresolved objection to a Slippage Statement in which case, such Slippage Funds shall remain in the Escrow until such objection is resolved.

          4.5. FLOOD ZONE FUNDS. Seller shall use commercially reasonable efforts to obtain the Flood Zone Reclassification by the earlier to occur of the date on which the final Earnout Closing (as defined in the Sale Agreement) occurs or the date that is one year from the date hereof (such date the "FINAL RECLASSIFICATION DATE"). If Seller obtains the Flood Zone Reclassification on or prior to the Final Reclassification Date, it shall deliver evidence of the same (the "FLOOD ZONE EVIDENCE") to Escrow Agent and Purchaser, at which time Escrow Agent shall be authorized to disburse any Flood Zone Funds then remaining in the Escrow to Seller. If Seller has not delivered Flood Zone Evidence to Escrow Agent and Purchaser by the Final Reclassification Date, Purchaser may notify Escrow Agent in writing of such failure and Escrow Agent shall deliver any Flood Zone Funds then remaining in the Escrow to Purchaser as liquidated damages to Purchaser for Seller's failure to obtain the Flood Zone Reclassification. In no event shall Seller be liable to Purchaser for any amounts in excess of the Flood Zone Funds with respect to the Flood Zone Reclassification. If the Flood Zone Reclassification is obtained at any time and Purchaser receives a refund of all or any portion of any premium paid with the Flood Zone Funds or if Purchaser is reimbursed for all or any portion of the payment of such premium by any tenant or tenants, such refunded or reimbursed amounts shall be immediately paid by Purchaser to Seller. Purchaser's obligations under this Section 4.5 shall survive the termination of this Agreement.

     5. READJUSTMENT. The portion of the Deposit relating to CAM, taxes and insurance for the Pending Initial Tenants and the Vacant Space is an estimate only. Such amounts shall be promptly readjusted between Seller and Purchaser at the earliest time at which Purchaser readjusts CAM, taxes and insurance with any tenants at the Property.

     6. ADVERSE CLAIMS. If any dispute arises with respect to this Agreement, Escrow Holder is authorized to interplead such disputes in a court of competent jurisdiction and deposit all funds held hereunder with the court. In such case Escrow Holder shall be entitled to costs incurred on account of such action, including reasonable attorneys fees, which costs shall be allocated between the parties equally (without prejudice to or modification of their rights and remedies as against each other). Escrow Holder may not, however, undertake such deposit and interpleader unless it has given each of the parties hereto no less than ten (10) days prior written notice before such deposit and interpleader as to the intentions of Escrow Holder. Upon interpleading funds pursuant hereto, Escrow Holder shall thereafter be relieved of further responsibility.

     7. TERMINATION OF AGREEMENT. This Agreement terminates at such time as Escrow Holder disburses the entire Deposit in accordance with Section 4 or interpleads the entire then remaining Deposit in a court of competent jurisdiction in accordance with Section 6.

     8. LIABILITY OF ESCROW HOLDER. Escrow Holder has been induced to accept its duties under this Agreement by the following terms, conditions, agreements and representations of the parties hereto.

          8.1. LIABILITY. Escrow Holder is not liable to any other party hereto, or any of their representatives, successors or assigns, for any action or failure to act by Escrow Holder hereunder, except for Escrow Holder's own bad faith, fraud, negligence or willful misconduct. Seller and Purchaser agree to jointly and severally indemnify and hold harmless Escrow Holder and any successor, representative, employee or agent of Escrow Holder (without prejudice to or modification of Seller's and Purchaser's rights or remedies as against each other), from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with this Agreement, except for claims against Escrow Holder based upon bad faith, fraud, negligence or willful misconduct that are successfully asserted against Escrow Holder. This indemnification survives the termination of this Agreement.

          8.2. ESCROW HOLDER'S RELIANCE. Escrow Holder is entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder believed by it to be genuine without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Holder may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or to make any statement or executing any document in connection with the provisions hereof has been duly authorized to so do.

          8.3. ENTIRE AGREEMENT. This Agreement and the License Agreement expressly set forth all the duties of Escrow Holder with respect to any and all matters pertinent hereto. Escrow Holder is not bound by the provisions of any other agreement, except as otherwise set forth herein.

          8.4. ADVICE OF COUNSEL. Escrow Holder may act in good faith pursuant to the advice of its counsel with respect to any matter relating to this Agreement.

     9.   RESIGNATION AND REMOVAL OF ESCROW HOLDER.

          9.1. RESIGNATION AND REMOVAL. Escrow Holder may resign at any time by giving no less than ten (10) days prior written notice of such resignation to the other parties hereto. As soon as reasonably practicable after such notice of resignation, a successor Escrow Holder (the "Successor") shall be appointed by the other parties hereto. Escrow Holder also may

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be removed at any time, without prior notice, as Escrow Holder hereunder by the unanimous written agreement of the other parties hereto.

          9.2. SUCCESSOR ESCROW HOLDER. Any appointed Successor must execute, acknowledge and deliver to its predecessor Escrow Holder (the "Predecessor") and the other parties hereto an instrument accepting such appointment and agreeing to the terms of this Agreement. Thereupon, the resignation or removal of the Predecessor shall become effective and the Successor shall succeed to the rights and duties of the Predecessor hereunder. The Predecessor shall then immediately deliver to the Successor the Deposit and any documents then held by the Predecessor pursuant to this Agreement.

          9.3. FAILURE TO APPOINT A SUCCESSOR ESCROW HOLDER. Should the parties fail to appoint a Successor as set forth herein upon Escrow Holder's resignation under this Section, Escrow Holder may petition a court of competent jurisdiction for the appointment of a Successor. Any costs incurred by Escrow Holder with respect to such petition, including reasonable attorneys' fees and expenses, are to be paid equally by Purchaser and Seller.

     10. AMENDMENT AND MODIFICATION. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

     11. ASSIGNMENTS. No party may assign or transfer any of its rights or obligations under this Agreement to any other person (except as set forth in Section 9 with respect to Escrow Holder) without the prior written consent of the other parties.

     12. FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

     13. COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

     14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written.

     15. FURTHER ASSURANCES. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

     16. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the

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State of Illinois applicable to contracts made and to be performed wholly within
Illinois, without regard to choice or conflict of laws rules.

     17. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be deemed to have been duly given or made if given or made as provided in Section 18.01 of the Sale Agreement.

     18. LEGAL FEES. Except as otherwise provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such costs and expenses. In the event any party brings suit to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit brought by another party, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses.

     19. SUCCESSORS AND ASSIGNS. All provisions of this Agreement shall be binding upon, inure to the benefit of and are enforceable by or against the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and permitted assigns.

     20. CONFLICT. This Agreement does not modify or amend any of the respective rights or obligations of Seller and Purchaser set forth in the License Agreement. In the event of any conflict between this Agreement and the License Agreement with respect to said respective rights and obligations of Seller and Purchaser, the terms of the License Agreement shall govern and prevail.

     21. NO THIRD PARTY BENEFICIARY. There are no third party beneficiaries to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 SELLER:

                                 ORIX HUNT DENTON VENTURE, an Illinois
                                 general partnership

                                 By:    ORIX Denton Limited Partnership, an
                                        Illinois limited partnership, its
                                        partner

                                        By:  ORIX Power Center Denton, LLC,
                                             its general partner

                                             By:    ORIX Real Estate Equities,
                                                    Inc., its managing member

                                                    By: /s/ David R. Brown
                                                       -------------------------
                                                    Name: David R. Brown
                                                         -----------------------
                                                    Title: President & CEO
                                                          ----------------------

                                 PURCHASER:

                                 INLAND WESTERN DENTON CROSSING
                                 LIMITED PARTNERSHIP, an Illinois limited
                                 Partnership

                                 By:    Inland Western Denton GP, L.L.C., a
                                        Delaware limited liability company

                                        By:  Inland Western Retail Real Estate
                                             Trust, Inc., a Maryland
                                             corporation, its sole member

                                             By:        /s/ Valerie Medina
                                                    ----------------------------
                                             Name:      Valerie Medina
                                                    ----------------------------
                                             Title:     Asst. Secretary
                                                    ----------------------------
                                 ESCROW HOLDER:

                                 FIRST AMERICAN TITLE INSURANCE
                                 COMPANY

                                 By:  /s/ Reginald Cunningham
                                     ----------------------------------
                                 Name:  Reginald Cunningham
                                      ---------------------------------
                                 Title: Sr. Escrow Officer
                                       --------------------------------

                                    EXHIBIT A

                                LICENSE AGREEMENT

                                  See Attached

                                    EXHIBIT B

                               LEASING COMMISSIONS

ORIX HUNT DENTON VENTURE
LEASING COMMISSION PAYMENTS

                                                LEASING COMN
Tenant/Source                                       PAID         Total LC Amount Due
-----------------------------                   -------------    -------------------
Advance America                               $      8,640.00
Nextel                                                               $      9,000.00
Bed Bath & Beyond                             $     48,000.00
Best Buy                                      $    105,856.50
Carvel                                        $      3,621.00        $      1,207.00
Chaucers                                      $     20,000.00        $     20,000.00
Chipotle
Coid Stone Creamery                           $      5,750.00        $        750.00
Cost Plus/World Market                        $     82,350.00        $          0.00
Dressbarn #474                                 $     24,000.00        $      4,500.00
Fantasy Nail                                  $      7,200.00
Famous Footwear                               $     70,000.00
Gart Sports                                   $    275,000.00

H & R Block                                   $     12,000.00
Happy Nails (LeXuanhac Dizon)                 $      7,782.00
Hollywood Entertainment                       $     52,290.00

Lane Bryant                                   $     30,000.00

Mattress Firm                                 $     18,000.00
Mattress Giant                                $     27,318.00
Michaels                                      $     95,256.00

New York Subway                               $      9,000.00
Old Navy                                      $     33,300.00        $     11,100.00
Pier One                                      $     38,000.00
Rice Boxx                                     $     15,024.00
Roly Poly                                     $      7,386.00
Sally Beauty                                  $      9,600.00
Sports Clips                                  $      8,400.00        $      4,500.00
T-Mobile(Voicestream)                         $      2,850.00        $      2,850.00

TJ MAXX                                       $     84,000.00
Wells Fargo                                   $      3,636.00        $      3,636.00
Wing Pit                                      $      3,614.00        $      3,614.00
                                              ---------------        ---------------
                                              $  1,107,873.50        $     61,157.00

                                    EXHIBIT C

Initial Tenant Escrow

TENANT                       BASE RENT   REIMBURSEMENTS         TOTAL
Carvel                 $       150,875   $        13,085   $       163,960
Chaucer's              $     1,800,000   $       233,085   $     2,033,085
Cold Stone             $       187,500   $        16,262   $       203,762
Nextel                 $       187,500   $        16,262   $       203,762
Wells Fargo            $       227,250   $        19,713   $       246,963
                       ---------------   ---------------   ---------------
Totals                 $     2,553,125   $       298,407   $     2,851,532
                                                           ---------------

Carvel Ice Cream Suite 150 1,207 Square Feet Market leasing $25

                                         Year 1         Year 2         Year 3         Year 4         Year 5
For the Years Ending                   Sep-2005       Sep-2006       Sep-2007       Sep-2008       Sep-2009
                                   ------------   ------------   ------------   ------------   ------------
TENANT POTENTIAL GROSS REVENUE
 Base Rental Revenue               $     30,175   $     30,175   $     30,175   $     30,175   $     30,175    $    150,875
 Expense Reimbursement             $      2,489   $      2,550   $      2,614   $      2,679          2,753    $     13,085
                                   ------------   ------------   ------------   ------------   ------------
TOTAL POTENTIAL GROSS REVENUE      $     32,664   $     32,725   $     32,789   $     32,854         32,928    $    163,960

Total Escrow                       $    163,960

Chaucers Suite 300 10,000 Square Feet Market Leasing Medium Anchor


                                        Year 1        Year 2        Year 3        Year 4        Year 5        Year 6        Year 7
For the Years Ending                  Sep-2005      Sep-2006      Sep-2007      Sep-2008      Sep-2009      Sep-2010      Sep-2011
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------
TENANT POTENTIAL GROSS REVENUE
 Base Rental Revenue               $   170,000   $   170,000   $   170,000   $   170,000   $   170,000   $   190,000   $   190,000
 Expense Reimbursement             $    20,615   $    21,113   $    21,652   $    22,219   $    22,821   $   213,616   $    24,274
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------
TOTAL POTENTIAL GROSS REVENUE      $   190,615   $   191,113   $   191,652   $   192,219   $   192,821   $   213,616   $   214,274

Total Escrow                       $ 2,033,085

                                                                    Year 8        Year 9       Year 10
                                                                  Sep-2012      Sep-2013      Sep-2014
                                                               -----------   -----------   -----------
                                                               $   190,000   $   190,000   $   190,000   $ 1,800,000
                                                               $    24,901   $    25,556   $    26,318   $   233,085
                                                               -----------   -----------   -----------
                                                               $   214,901   $   215,556   $   216,318   $ 2,033,085

Cold Stone 1,500 Square Feet Market Leasing Medium Anchor

                                          Year 1         Year 2         Year 3         Year 4         Year 5
For the Years Ending                    Sep-2005       Sep-2006       Sep-2007       Sep-2008       Sep-2009
                                    ------------   ------------   ------------   ------------   ------------
TENANT POTENTIAL GROSS REVENUE
 Base Rental Revenue                $     37,500   $     37,500   $     37,500   $     37,500   $     37,500   $    187,500
 Expense Reimbursement              $      3,093   $      3,170   $      3,247   $      3,331   $      3,421   $     16,262
                                    ------------   ------------   ------------   ------------   ------------
TOTAL POTENTIAL GROSS REVENUE       $     40,593   $     40,670   $     40,747   $     40,831   $     40,921   $    203,762

Total Escrow                        $    203,762

Nextel 1,500 Square Feet Market Leasing Medium Anchor

                                          Year 1         Year 2         Year 3         Year 4         Year 5
For the Years Ending                    Sep-2005       Sep-2006       Sep-2007       Sep-2008       Sep-2009
                                    ------------   ------------   ------------   ------------   ------------
TENANT POTENTIAL GROSS REVENUE
 Base Rental Revenue                $     37,500   $     37,500   $     37,500   $     37,500   $     37,500   $    187,500
 Expense Reimbursement              $      3,093   $      3,170   $      3,247   $      3,331   $      3,421   $     16,262
                                    ------------   ------------   ------------   ------------   ------------
TOTAL POTENTIAL GROSS REVENUE       $     40,593   $     40,670   $     40,747   $     40,831   $     40,921   $    203,762

Total Escrow                        $    203,762

Wells Fargo Suite 160 1,818 Square Feet Market Leasing $25

                                          Year 1         Year 2         Year 3         Year 4         Year 5
For the Years Ending                    Sep-2005       Sep-2006       Sep-2007       Sep-2008       Sep-2009
                                    ------------   ------------   ------------   ------------   ------------
TENANT POTENTIAL GROSS REVENUE
 Base Rental Revenue                $     45,450   $     45,450   $     45,450   $     45,450   $     45,450   $    227,250
 Expense Reimbursement              $      3,748   $      3,839   $      3,936   $      4,042   $      4,148   $     19,713
                                    ------------   ------------   ------------   ------------   ------------
TOTAL POTENTIAL GROSS REVENUE       $     49,198   $     49,289   $     49,386   $     49,492   $     49,598   $    246,963

Total Escrow                        $    246,963

VACANT SPACE FUNDS ESCROW

TENANT                      YEAR 1        YEAR 2           TOTAL
Mardel                      $    51,583   $    52,831   $   104,414
Chinese Buffet              $    12,373   $    12,667   $    25,040
Kirkland                    $    10,309   $    10,560   $    20,869
Davanti                     $     4,122   $     4,221   $     8,343
Thai Restaurant             $     4,122   $     4,221   $     8,343
Motherhood Maternity        $     3,711   $     3,800   $     7,511
Available                   $    31,171   $    31,926   $    63,097
                            -----------   -----------   -----------
TOTALS                      $   117,391   $   120,226   $   237,617
                                                        -----------

Mardel Expense Reimbursement Revenue

                                   Year 1       Year 2
For the Years Ending             Sep-2005     Sep 2006        Total
 Expense Reimbursement         $   51,583   $   52,831   $   104,414

Good Friends Chinese Buffet

                                   Year 1       Year 2
For the Years Ending             Sep-2005     Sep-2006        Total
 Expense Reimbursement         $   12,373   $   12,667   $   25,040

Kirkland

                                   Year 1       Year 2
For the Years Ending             Sep-2005     Sep-2006        Total
 Expense Reimbursement         $   10,309   $   10,560   $   20,869

Davanti

                                   Year 1       Year 2
For the Years Ending             Sep-2005     Sep-2006        Total
 Expense Reimbursement         $    4,122   $    4,221   $    8,343

Thai Restaurant

                                   Year 1       Year 2
For the Years Ending             Sep-2005     Sep-2006        Total
 Expense Reimbursement         $    4,122   $    4,221   $    8,343

Motherhood Maternity

                                   Year 1       Year 2
For the Years Ending             Sep-2005     Sep-2006        Total
 Expense Reimbursement         $    3,711   $    3,800   $    7,511

Available Space

                                   Year 1       Year 2
For the Years Ending             Sep-2005     Sep-2006        Total
 Expense Reimbursement         $   31,171   $   31,926   $   63,097

                                    EXHIBIT D

                              SLIPPAGE CALCULATIONS

                                      -12-